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                          HAMBRECHT & QUIST FUND TRUST
                     HAMBRECHT & QUIST FUND MANAGEMENT, LLC
                              CHASE SECURITIES INC.

                                 CODE OF ETHICS
                            As Amended March 13, 2000


     THIS CODE is designed, pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 204-2(a) under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), to provide certain procedures for the access persons of Hambrecht & Quist Fund Trust (the "Trust"), an investment company registered under the 1940 Act, Hambrecht & Quist Fund Management, LLC ("HQFM"), an investment adviser registered under the Advisers Act and the investment adviser to the Trust, and Chase Securities Inc. ("CSI"), a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the distributor of shares of the Trust. The access persons of Symphony Asset Management, LLC, an investment adviser registered under the Advisers Act and the investment sub-adviser to the Trust, are governed by a separate code of ethics.

     1. DEFINITIONS.

     1.1 ACCESS PERSON.

       (a) Any trustee, officer or advisory person of the Trust or HQFM; and

       (b) Any director or officer of CSI who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of covered securities by the Trust or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Trust regarding the purchase or sale of covered securities.


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     1.2 ADVISORY PERSON.

       (a) Any employee of the Trust or HQFM (or of any company in a control relationship to either the Trust or HQFM, including for the purposes of this Code only, with respect to HQFM, The Chase Manhattan Corporation, Hambrecht & Quist Group and Hambrecht & Quist California), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchase or sale; and

       (b) Any natural person in a control relationship to the Trust or HQFM who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of covered securities by the Trust.

     1.3 CONTROL. The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

     1.4 COVERED SECURITIES. Any security as that term is defined in
 Section 2(a)(36) of the 1940 Act, except:

       (a) Direct obligations of the U.S. government;

       (b) Bankers' acceptances;

       (c) Bank certificates of deposit;

       (d) Commercial paper;

       (e) High quality short-term debt instruments, including repurchase agreements; and

       (f) Shares of registered open-end investment companies.


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     The purchase or sale of a covered security includes the writing of an option to purchase or sell a covered security. Municipal securities shall not be considered covered securities for purposes of these personal trading rules, but shall be subject to the reporting requirements of Section 3.1.

     1.5 REVIEW OFFICER AND ALTERNATE REVIEW OFFICER. Until changed by action of the Trustees of the Trust (the "Trustees"), the Review Officer for access persons who are not affiliated with HQFM or CSI shall be R. William Brumbaugh, and the Alternate Review Officer for reports filed hereunder by R. William Brumbaugh and who shall function as the Review Officer in the absence of the Review Officer shall be Steven R. Aaron. The Trustees may from time to time remove such Review Officer or Alternate Review Officer and appoint substitutes therefor or additional Alternate Review Officers. The Review Officers for access persons who are affiliated with HQFM or CSI shall be those persons who are designated in the Hambrecht & Quist Compliance Manual or Chase Code of Conduct.

     2. PERSONAL TRADING RULES.

     2.1 STATEMENT OF POLICY. It is the fundamental position of HQFM, CSI and the Trust that all action which is detrimental, or potentially detrimental, to the Trust, and all action which is designed to profit by the market effect of securities transactions thereof, must be avoided. Accordingly, private financial transactions by access persons must be conducted so as not to conflict with the interest of the Trust. While this Code sets forth below specific personal trading rules designed to ensure such a result, such rules obviously cannot encompass every situation in which a conflict may be encountered, and access persons should be aware that a violation of this Code will have occurred as a result of any of the following types of activity: (A) knowingly


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purchasing or selling securities, directly or indirectly, in such a way as to personally compete in the market with the Trust, or otherwise personally acting to injure its transactions; (B) using knowledge of securities transactions by the Trust to profit personally, directly or indirectly, by the market effect of such transactions; (C) giving to any person information not generally available to the public of proposed or current purchases or sales by the Trust, except to the extent necessary to effectuate such purchases or sales; (D) failing to place the interests of shareholders first; (E) failing to avoid any actual or potential conflict of interest or abuse of the person's position of trust; and
(F) taking inappropriate advantage of the person's position.

     2.2 TRANSACTIONS COVERED. The following transactions are subject to these personal trading rules:

        (a) DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Trading by an access person for his or her own account or for any account in which such access person has a direct or indirect beneficial ownership. "Beneficial ownership" shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) under the Exchange Act. An access person may be deemed to have beneficial ownership of an account of another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the access person can share in any profit from the securities in the account, including securities held by a family member sharing the same household, by a partnership, corporation or other entity controlled by the access person, or by a trust of which the access person is a trustee, beneficiary or settlor.

        (b) NO DIRECT OR INDIRECT INFLUENCE OR CONTROL. Notwithstanding subsection (a) of this Section 2.2 or any other provision of this Code, transactions effected for any account over which the access person has no direct or indirect influence or control shall not be subject to these


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personal trading rules or the reporting requirements of Section 3.1.

     (c) DISINTERESTED TRUSTEES. Notwithstanding subsection (a) of this Section
2.2 or any other provision of this Code, transactions by a Trustee of the Trust who is not an "interested person" of the Trust, as that term is defined in
Section 2(a)(19) of the 1940 Act (a "disinterested Trustee"), shall not be subject to these personal trading rules or the reporting requirements of Section 3.1, if the disinterested Trustee is an access person solely by reason of his or her trusteeship, except where such disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period before or after the date of the transaction in a covered security by the disinterested Trustee, the Trust purchased or sold such security or the Trust considered purchasing or selling such security.

     2.3 PRE-CLEARANCE REQUIREMENT. Recognizing that the Trust currently invests its assets in a limited number of industries and newly public issuers, it is appropriate for personal securities transactions by certain persons subject to this Code to be pre-cleared by the appropriate Review Officer. Accordingly, an advisory person shall not engage in a personal securities transaction unless he or she shall have obtained the prior written approval of the appropriate Review Officer. Upon receipt of approval of a securities transaction for which pre-clearance has been sought pursuant to this section, the advisory person may engage in the approved transaction within a period of two calendar days.

     2.4 PURCHASES OF SECURITIES.

        (a) PARALLEL TRANSACTIONS. Without the prior express approval of the appropriate Review Officer, no advisory person shall purchase any covered security as to which a buy


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program is underway or contemplated for the Trust. For purposes of the preceding sentence and Section 2.5(b), the period from the commitment to purchase until the effecting thereof, and the period from arriving at a recommendation until the effective dissemination of such recommendation or of information concerning such recommendation, shall be deemed to be a buy program underway or contemplated.

       (b) CONTRARY TRANSACTIONS. No advisory person shall purchase any covered security which is being sold by the Trust until the sell program has been completed or cancelled.

     2.5 SALES OF SECURITIES.

       (a) PARALLEL TRANSACTIONS. Without the prior express approval of the appropriate Review Officer, no advisory person shall sell any covered security as to which a sell program is underway or contemplated for the Trust. For purposes of the preceding sentence and Section 2.4(b), the period from the commitment to purchase until the effecting thereof, and the period from arriving at a recommendation until the effective dissemination of such recommendation or of information concerning such recommendation, shall be deemed to be a sell program underway or contemplated.

       (b) CONTRARY TRANSACTIONS. No advisory person shall sell any covered security which is being purchased by the Trust until the buy program has been completed or cancelled.

       (c) SHORT SALES. Short sales are permitted by advisory persons provided the requirements of subsections (a) and (b) of this Section 2.5 are met.

     2.6 PUBLIC AND PRIVATE OFFERINGS.

     The following rules are intended to prevent any suggestion or implication that advisory persons are using their relationship with the Trust, HQFM or CSI to obtain


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advantageous treatment which might not otherwise be available to them.

       (a) PUBLIC OFFERINGS. Without the prior written approval of the appropriate Review Officer, no advisory person shall purchase any covered security (1) in the initial public offering by the issuer thereof, or (2) in any public offering that may be construed as a "hot issue" if such purchase reasonably could appear to have been motivated by the relationship to the Trust, HQFM or CSI of such person.

       (b) PRIVATE OFFERINGS. No advisory person shall purchase covered securities in an offering which is exempt from the registration provisions of the Securities Act of 1933, as amended, without the prior written approval of the appropriate Review Officer. Advisory persons holding covered securities issued in private offerings remain obligated to make appropriate disclosures when potential conflicts of interest arise, including when the Trust considers an investment in the same issuer.

     2.7 DEALINGS WITH CLIENTS. No access person shall knowingly sell any security to the Trust or knowingly purchase any security from the Trust.

     2.8 BLACKOUT PERIODS. No advisory person shall execute a covered securities transaction within one calendar day before or five calendar days after a day on which the Trust trades in that security. The execution of a covered securities transaction by an advisory person within five calendar days before the Trust trades in a security is strongly discouraged. An absolute prohibition of such transactions may be a disadvantage to the Trust; accordingly, the Trust may execute a covered securities transaction within five calendar days after an advisory person has executed a securities transaction if the Review Officer shall have been advised of the matter by the advisory person and shall have determined, after considering all of the applicable facts and


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circumstances, in light of the purposes and provisions of this Code, that it is appropriate for the Trust to do so. The Review Officer may impose appropriate conditions on the transaction.

       2.9 SHORT-TERM TRADING PROFITS. No advisory person shall profit from the purchase and sale, or sale and purchase, of the same or an equivalent covered security of the same issuer within 20 calendar days. Any exception to this policy requires the prior written approval of the appropriate Review Officer upon a determination that the purchase was for the purpose of investment and not for short-term speculation. All profits realized in violation of this Section
2.9 shall be immediately paid over to CSI, which shall contribute such profits to such charity as CSI shall determine.

       2.10 RESEARCH COMMUNICATIONS. No advisory person shall purchase or sell a covered security on the same day on which the issuer is the subject of a firm-wide research meeting or a written research report conducted or authored by CSI, if the communication involves an initiation of coverage, a change of earnings or revenue estimates or investment rating, or a change to the CSI focus list.

     3. REPORTING RULES.

     3.1 REPORTS REQUIRED.

       (a) COPIES OF CONFIRMATIONS. All access persons must arrange with their respective brokers or dealers for the furnishing to the appropriate Review Officer within 10 calendar days of the date of any transaction duplicates (or copies) of confirmations for all purchases and sales of covered securities by such access persons (and by each related account described in Section 2.2).

       (b) QUARTERLY REPORTS. Reports of all purchases and sales of covered securities by each access person (and by each related account described in Section 2.2) and of all accounts


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established must be filed with the appropriate Review Officer within 10 calendar days after the end of each calendar quarter. Each report shall be dated and shall contain the following information:

          (1) With respect to any transaction:

             (A) The date of the transaction, the title, the interest rate and maturity date, the number of shares and the principal amount of each covered security involved;

             (B) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

             (C) The price at which the transaction was effected; and

             (D) The name of the broker, dealer or bank with or through which the transaction was effected.

          (2) With respect to any new account:

             (A) The name of the broker, dealer or bank with which the account was established; and

             (B) The date the account was established.

     Any report required by this Section 3.1 may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

     (c) INITIAL AND ANNUAL REPORT. Each access person shall disclose, within 10 calendar days after becoming an access person and annually thereafter by January 31 of each year, the title, number of shares and principal amount of each covered security held by such person (and by each related person described in Section 2.2) and the name of any broker, dealer or bank with


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which such securities were held. Each such initial and annual report shall be dated.

       (d) INITIAL CERTIFICATION. The appropriate Review Officers shall identify all access persons and shall inform them of their duties hereunder and provide them with a copy hereof. Each such person shall sign the initial certification at the end of this Code.

       (e) ANNUAL CERTIFICATION. Each access person shall certify annually by January 31 in each year that with respect to the prior calendar year he or she
(i) has read this Code; (ii) understands that he or she is subject to this Code;
(iii) has complied with this Code; and (iv) has reported all personal securities transactions required to be reported pursuant to this Code.

       (f) REVIEW. The appropriate Review Officers shall review each report and certification submitted under this Section 3.1 for compliance with this Code.

     4. OTHER RULES.

     4.1 INSIDE INFORMATION. No access person may use any material inside information, no matter how acquired, in his or her own transactions.

     4.2 DISCLOSURE OF INFORMATION: CONFIDENTIALITY. Information about actual purchase or sale decisions, contemplated purchases or sales, or purchases, sales or other transactions under consideration by the Trust, whether or not actually authorized, must be kept confidential. Research information on portfolio companies must not be divulged unnecessarily. Other information about the Trust is for the most part confidential and must not be disclosed. Access persons shall use care in keeping such information confidential.

     4.3 GIFTS AND OTHER PREFERENTIAL TREATMENT. Under no circumstances may an access person seek or accept either (a) any gifts of material value (I.E., $100 or more per year as to any particular gift or from any particular source) or (b) any sort of preferential treatment from, or


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special arrangements with, any broker or dealer or other financial institution if such treatment reasonably could appear to have been motivated by the relationship to the Trust, HQFM or H&Q of such access person.

     4.4 OUTSIDE INVESTMENT ORGANIZATIONS. An access person may have a beneficial interest in an investment company, limited partnership, investment club or other investment organization not connected with the Trust, HQFM or CSI as an outside investor or limited partner. Approval by the appropriate Review Officer should be obtained where a broker or dealer is involved.

     4.5 OUTSIDE DIRECTORSHIPS, ETC. An access person may act as a director or trustee of a publicly traded company with the prior written approval of the appropriate Review Officer, provided that the Trust does not hold any securities of such company.

     5. GOVERNING LAWS. The investment management industry is closely regulated by the provisions of the Advisers Act and the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission (the "SEC") under those statutes, while transactions in securities and commodities generally are governed by the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Commodity Exchange Act, as well as by state laws. The rules of conduct set forth in this Code are based in large part on rules of law and legal concepts applicable to investment advisers, investment companies and their respective personnel that have been and are being developed by the SEC and the courts.

     Some of these concepts are quite recent, and further developments of the law in these areas can be expected. It is necessary to be constantly aware of these developments and to conduct business so as to avoid not only any violations of law, but also any appearance of violation or ground for criticism.


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     Some of the most important legal concepts are mentioned below.

         (a) FIDUCIARY DUTY. It is generally recognized today that an investment adviser owes a fiduciary duty to the client. This means a duty of loyalty, fairness and good faith toward the client, and a corresponding duty on the part of the adviser not to do anything prejudicial to or in conflict with the interests of the client. This is a distinctly higher standard than applicable to ordinary arm's-length business transactions.

         (b) FRAUD AND DECEIT; INSIDE INFORMATION. The various laws administered by the SEC and the Commodity Futures Trading Commission contain very broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities transactions and the giving of investment advice. It is under these broad general provisions that the SEC and private parties have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of inside information.

         (c) MANIPULATION. Although not discussed elsewhere in this Code, all access persons should be extremely careful to avoid market manipulation, which is strictly prohibited by law.

         (d) PENALTIES. Under the various statutes, penalties that may be imposed for violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities, commodities or investment advisory businesses, and criminal penalties.

     6. GENERAL. Throughout this Code it has been emphasized that personal trading must always be carried on in good judgment and good faith. It is obvious that all possible situations cannot be covered by this Code and that under special circumstances exceptions may be appropriate. Any


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access person contemplating a transaction as to which he or she may have any doubt, or anyone who has any other question as to any part of this Code, should consult with the appropriate Review Officer.

     7. SANCTIONS. Careful adherence to this Code is one of the basic conditions of employment of every access person. Any violator may be required to give up any profit or other benefit realized from any transaction in violation of this Code. In appropriate cases, the appropriate Review Officer may impose other sanctions for conduct inconsistent with this Code.

     8. REPORT TO TRUSTEES. No less frequently than annually, the appropriate Review Officer, on behalf of the Trust, HQFM and CSI, shall furnish to the Trustees, and the Trustees shall consider, a written report that:

     (a) Describes any issues arising under this Code since the last report to the Trustees, including, but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations; and

     (b) Certifies that the Trust, HQFM or CSI, as applicable, have adopted procedures reasonably necessary to prevent access persons from violating this Code.

     9. AMENDMENT. The Trustees shall approve any material change to this Code no later than six months after adoption of the change. The Trustees shall receive a certification from the Trust, HQFM or CSI, as applicable, that it has adopted procedures reasonably necessary to prevent access persons from violating this Code and shall base its approval of any change on a determination that this Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by Rule 17j-1(b).

     10. RECORDS. The appropriate Review Officers shall maintain records under this Code in the


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manner and to the extent set forth in Rule 17j-1(f).


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                              INITIAL CERTIFICATION

     I have received a copy of, understand, and will abide by the provisions of the Code of Ethics of Hambrecht & Quist Fund Trust, Hambrecht & Quist Fund Management, LLC and Chase Securities Inc., dated March, 13, 2000.

Signed:

Print Name:

Dated: